Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Adam C. Derbyshire	Mike Freeman
	Senior Vice President and	Executive Director, Investor Relations and
	Chief Financial Officer	Corporate Communications
	919-862-1000	919-862-1000

SALIX PHARMACEUTICALS REPORTS DIGESTIVE

DISEASE WEEK 2006 UPDATE

Tuesday, May 23 – Two OSMOPREP™ and One XIFAXAN® Posters

RALEIGH, NC, May 23 2006 - Salix Pharmaceuticals, Ltd. (NASDAQ:SLXP) today announced results of two Company-sponsored trials of OSMOPREP™ and one investigator-initiated trial of XIFAXAN® (rifaximin) tablets 200 mg that were presented today at Digestive Disease Week® 2006.

OSMOPREP Versus VISICOL®: Irrigation Requirements During Colonoscopy

David Kastenberg, M.D., Thomas Jefferson University, Philadelphia, PA, reported on a multicenter, investigator-blinded study of 704 patients that compared the irrigation requirements during colonoscopy for our two different sodium phosphate tablet bowel cleansing agents: OSMOPREP, the recently approved microcrystalline cellulose (MCC)-free formulation; and VISICOL, a formulation containing 13% MCC. Patients were randomized to receive either 40 tablets of OSMOPREP, 32 tablets of OSMOPREP or 40 tablets of VISICOL. Patients took 20 tablets the evening prior, and the remainder the next morning 3-5 hours before colonoscopy. Overall colon cleansing was evaluated in terms of colonic content and need for suctioning. Irrigation requirements during colonoscopy were scored based on volume. Colon cleansing was comparable between the three groups with greater than or equal to 95% having Excellent/Good scores. Less irrigation was required for both OSMOPREP groups compared to VISICOL. Significantly fewer patients receiving 40 (21%) and 32 tablets (25%) of OSMOPREP required irrigation during colonoscopy compared with patients receiving VISICOL (44%) (p=0.0001). Mean irrigation scores were significantly lower for patients receiving OSMOPREP tablets compared to VISICOL (p=0.0001).

OSMOPREP Versus VISICOL: Comparison of Overall and Ascending Colon Cleansing Rate

Douglas Rex, M.D., Indiana University Medial Center, Indianapolis, IN, reported on a pooled efficacy analysis of Phase II and III randomized clinical trials that was conducted to evaluate the efficacy of OSMOPREP versus VISICOL. A total of 262 patients received 40 OSMOPREP tablets, 269 received 32 OSMOPREP tablets and 264 received 40 VISICOL tablets. Overall colon cleansing (OCC) and ascending colon cleansing (ACC) were assessed based upon colonic contents. Patients were considered responders if they achieved a rating of “Excellent” (greater than 90% of mucosa observed, mostly liquid colonic contents, minimal suctioning required) or “Good” (greater than 90% mucosa observed, mostly liquid stool, significant suctioning required) colon cleansing. The percentage of OCC responders reported was 97% for OSMOPREP 40 tablet patients, 96% for OSMOPREP 32 tablet patients and 94% VISICOL 40 tablet patients. The percentage of ACC responders was significantly higher for OSMOPREP compared to VISICOL with 96% of OSMOPREP 40 tablet and 94% of OSMOPREP 32 tablet patients responding compared with 88% VISICOL 40 tablet patients (p= 0.0006 and 0.0090 for 40 and 32 tablet patients, respectively.) The percentage of these responders rated as “Excellent” was 74% for OSMOPREP 40 tablets, and 76% for OSMOPREP 32 tablets, compared with 51% for VISICOL 40 tablets.

Irritable Bowel Syndrome

James George, M.D., Mount Sinai Medical Center, New York, NY, et al. conducted an open-label pilot study to determine if higher doses of rifaximin would improve symptoms in patients with constipation-predominant IBS (IBS-C) who tested positive for bacterial overgrowth. A total of 14 patients with IBS-C were determined to have small intestinal bacterial overgrowth (SIBO) based upon results of a lactulose breath test. These patients had a mean increase of 37 ppm in H2 over two hours after oral ingestion of 50 mg lactulose. Seven patients were treated with rifaximin 400 mg BID for 10 days and seven patients were treated with rifaximin 400 mg TID for 10 days. A total of 64% of patients (six of seven patients treated with 1200 mg/day (87%) and three of seven treated with 800 mg/day (43%)) had improvement in constipation and bloating. Symptomatic improvement occurred within the first week of treatment in all patients. A total of six patients relapsed within two weeks of discontinuation of therapy and all of these improved with reinstitution to rifaximin. Eight patients remained in remission for at least four weeks after cessation of rifaximin. All patients tolerated rifaximin treatment without adverse events.

Salix Pharmaceuticals, Ltd., headquartered in Raleigh, North Carolina, develops and markets prescription pharmaceutical products for the treatment of gastrointestinal diseases. Salix’s strategy is to in-license late-stage or marketed proprietary therapeutic drugs, complete any required development and regulatory submission of these products, and market them through the Company’s 150-member gastroenterology specialty sales and marketing team.

XIFAXAN® (rifaximin) tablets 200 mg is indicated for the treatment of patients (≥12 years of age) with travelers’ diarrhea caused by noninvasive strains of Escherichia coli. XIFAXAN should not be used in patients with diarrhea complicated by fever or blood in the stool or diarrhea due to pathogens other than Escherichia coli. XIFAXAN should be discontinued if diarrhea symptoms get worse or persist more than 24-48 hours and alternative antibiotic therapy should be considered. In clinical trials, XIFAXAN was generally well tolerated. The most common side effects (vs. placebo) were flatulence 11.3% (vs. 19.7%), headache 9.7% (vs. 9.2%), abdominal pain 7.2% (vs. 10.1%) and rectal tenesmus 7.2% (vs. 8.8%).

OSMOPREP™ Tablets (sodium phosphate monobasic monohydrate, USP, and sodium phosphate dibasic anhydrous, USP) are indicated for cleansing of the colon as a preparation for colonoscopy in adults 18 years of age or older. Considerable caution should be advised before OsmoPrep Tablets are used in patients with severe renal insufficiency, congestive heart failure, ascites, unstable angina, gastric retention, ileus, acute obstruction or pseudo-obstruction of the bowel, severe chronic constipation, bowel perforation, acute colitis, toxic megacolon, gastric bypass or stapling surgery, or hypomotility syndrome. Use with caution in patients with impaired renal function, patients with a history of acute phosphate nephropathy, known or suspected electrolyte disturbances (such as dehydration), or people taking drugs that affect electrolyte levels. Patients with electrolyte abnormalities such as hypernatremia, hyperphosphatemia, hypokalemia, or hypocalcemia should have their electrolytes corrected before treatment with OsmoPrep Tablets.

VISICOL® Tablets (sodium phosphate monobasic monohydrate, USP, sodium phosphate dibasic anhydrous, USP) are indicated for cleansing of the bowel as a preparation for colonoscopy, in adults 18 years of age or older. VISICOL® Tablets are the only FDA approved tablets available to adults for bowel preparation prior to colonoscopy. VISICOL Tablets are virtually taste-free, can be taken with any clear liquid such as water, lemonade or ginger ale, and have been proven to be associated with significantly less nausea, vomiting and bloating than the leading, currently-available, prescribed class of liquid bowel preparations. VISICOL Tablets are not to be used in patients with congestive heart failure, ascites, unstable angina pectoris, gastric retention, ileus or acute obstruction or pseudo-obstruction, severe chronic constipation, bowel perforation, acute colitis, toxic megacolon or hypomotility syndrome. Use with caution in patients with impaired renal function, pre-existing electrolyte disturbances, or people taking drugs that affect electrolyte levels.

Salix also markets COLAZAL® Capsules 750 mg, AZASAN®, Anusol-HC® Cream 2.5%, Anusol-HC® 25 mg Suppository, Proctocort® Cream 1% and Proctocort® Suppositories. MOVIPREP® and granulated mesalamine are under development.

Salix trades on the NASDAQ National Market under the ticker symbol “SLXP”.

For more information on Salix please call 919-862-1000 or visit www.salix.com. Information on the web site is not incorporated in Salix’s SEC filings.

DDW is the largest international gathering of physicians, researchers and academics in the fields of gastroenterology, hepatology, endoscopy and gastrointestinal surgery. Jointly sponsored by the American Association for the Study of Liver Diseases, the American Gastroenterological Association, the American Society for Gastrointestinal Endoscopy and the Society for Surgery of the Alimentary Tract, DDW takes place May 20-25, 2006, at the Los Angeles Convention Center. The meeting showcases approximately 5,000 abstracts and hundreds of lectures on the latest advances in GI research, medicine and technology. For more information, visit www.ddw.org.

Please Note: This press release contains forward-looking statements regarding future events. These statements are just predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include risks of regulatory review and clinical trials, intellectual property risks, rapid growth and the need to acquire additional products. The reader is referred to the documents that the Company files from time to time with the Securities and Exchange Commission.